UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 12, 2009

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, UK

(Address of principal executive offices)

011 44 151 355 3611

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2009, the Board of Directors (the “Board of Directors”) of Innospec Inc. (the “Company”) declared a dividend distribution of one Right for each outstanding share of common stock, $0.01 par value (the “Common Stock”), of the Company to shareholders of record at the close of business on June 26, 2009 (the “Record Date”). Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a price of $55 per one one-thousandth of a share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company, and Computershare Trust Company, N.A., as Rights Agent.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (the earlier of such dates being called the “Distribution Date”) (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock including Common Stock involved in certain derivative transactions described in the Rights Agreement (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time that any person becomes an Acquiring Person) following the commencement of a tender or exchange offer (other than certain offers exempted by the Company’s Board of Directors as described below) if, upon consummation thereof, such person or group would be the beneficial owner of 15%or more of such outstanding shares of Common Stock, the Rights will be evidenced by the Common Stock certificates and not by separate certificates. Tontine Capital Partners, L.P. and its affiliates, who already own approximately 20% of the Company’s shares of Common Stock, will not be treated as an Acquiring Person unless (i) they purchase additional shares of the Company’s Common Stock and as a result of such purchase they own 21% or more of the Company’s shares of Common Stock or (ii) another person becomes affiliated or associated with them and together they own 21% or more of the Company’s shares of Common Stock

The Rights Agreement also provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights. Any Common Shares issued after the Distribution Date will generally be accompanied by Right Certificates only if such Common Shares are issued pursuant to the exercise of options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities issued by the Company, or in other circumstances where the issuance of accompanying Right Certificates is deemed necessary or appropriate by the Board of Directors.

The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) June 26, 2014 (the “Final Expiration Date”), (ii) upon redemption by the Company as described below or (iii) upon exchange of all Rights for Common Stock as described below.

In the event that any person (other than the Company, its subsidiaries and employee benefit plans or, as described above, Tontine Capital Partners, L.P. and its affiliates) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

In the event that, at any time following the Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs (the “Triggering Events”), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void.

The Rights Agreement permits the Board of Directors to exempt an offer from falling within the definition of “Triggering Event” if it is an exchange or tender offer for all outstanding shares of Common Stock at a price and on terms that, prior to the offeror becoming an Acquiring Person, are determined by a majority of independent directors, advised by an investment banking firm, to be (a) at a price and on terms that are fair and not inadequate and (b) otherwise in the best interests of the Company and its stockholders.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of the Preferred Stock, or a reverse split of the outstanding shares of the Preferred Stock.

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock, and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company will not be required to issue fractional shares of Preferred Stock or Common Stock (other than fractions in multiples of one one-thousandth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock or Common Stock on the last trading date prior to the date of exercise.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a quarterly dividend payment of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, each share of Preferred Stock will be entitled to a $1.00 preference, plus an amount equal to accrued and unpaid dividends and distributions, and thereafter the holders of the shares of Preferred Stock will be entitled to an aggregate payment of 1000 times the aggregate payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the shares of Common Stock. These rights are protected by customary anti-dilution provisions.

At any time after the date of the Rights Agreement until the earlier of 10 days following the time that a person becomes an Acquiring Person or the Final Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), which may (at the option of the Company) be paid in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

At any time when the Rights are not redeemable, the Company may amend the Rights Agreement (i) to cure any ambiguity, (ii) to correct or supplement any provision contained therein that may be defective or inconsistent with any other provisions therein, (iii) to shorten or lengthen any time period thereunder or (iv) to change or supplement the provisions thereunder in any manner that the Company may deem necessary or desirable; provided that no such amendment or supplement may materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or its affiliate or associate). In addition, the Rights Agreement may not be supplemented or amended to lengthen (A) a time period relating to when the Rights may be redeemed or (B) any other time period unless the lengthening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its affiliates and associates).

As of June 10, 2009, there were approximately 23,600,000 shares of Common Stock outstanding, approximately 983,581 shares of Common Stock reserved for issuance under employee benefit plans and approximately 1,812,338 currently available for future grants under employee benefit plans. Each outstanding share of Common Stock on the Record Date will receive one Right. The Company is designating 40,000 shares of Preferred Stock in connection with the exercise of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to this Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Item 3.03.	Material Modifications to Rights of Securities Holders.

See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement.”

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 12, 2009, the Company filed a Certificate of Designation with the Secretary of the State of Delaware, amending the Company’s Amended and Restated Certificate of Incorporation. Pursuant to such Certificate of Designation, the Board designated 40,000 shares of the Company’s Preferred Stock, $0.01 par value per share, as Series B Junior Participating Preferred Stock in connection with the Rights Agreement. The Company’s Board of Directors authorized the filing of the Certificate of Designation at a meeting held on June 12, 2009.

See the description set forth under “Item 1.01. Entry Into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series B Junior Participating Preferred Stock.

A copy of the Certificate of Designation has been filed with the Securities and Exchange Commission as Exhibit 3.1 to this Form 8-K. This summary description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation.

Item 8.01.	Other Events.

On June 12, 2009, the Company issued a press release announcing the adoption of the Stockholder Rights Plan and the declaration of the Rights dividend. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As discussed therein, the press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation specifying the terms of the Series B Junior Participating Stock, par value $0.01 per share

4.1	Rights Agreement dated as of June 12, 2009 between Innospec Inc. and Computershare Trust Company, N.A., as Rights Agent

99.1	Press Release relating to the adoption of a stockholder rights plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel

DATE: June 12, 2009

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation specifying the terms of the Series B Junior Participating Preferred Stock, par value $0.01 per share

4.1	Rights Agreement dated as of June 12, 2009 between Innospec Inc., Computershare Trust Company, N.A., as Rights Agent

99.1	Press Release relating to the adoption of a stockholder rights plan

7